TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES



Portfolio: U S Fixed Income Portfolio           Security Description:  Notes

Issuer: AT & T Corp. 6.0% due 3/15/09           Offering Type:  US Registered
        -----------------------------                            -------------
                                                (US Registered, Eligible Muni,
                                                Eligible Foreign, Eligible 144A)

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                                                                                                         In Compliance
               REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

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
 1.  Offering Date                              March 23, 1999   None                                         N/A
                                                --------------                                                ---

 2.  Trade Date                                 March 23, 1999   Must be the same as #1                       Yes
                                                --------------                                                ---

 3.  Unit Price of Offering                         99.765%      None                                         N/A
                                                                                                              ---

 4.  Price Paid per Unit                            99.765%      Must not exceed #3                           Yes
                                                                                                              ---

 5.  Years of Issuer's Operations                     114        Must be at least three years *               Yes
                                                      ---                                                     ---

 6.  Underwriting Type                               Firm        Must be firm                                 Yes

 7.  Underwriting Spread                            . 450%       Investment Adviser determination to          Yes
                                                                 be made                                      ---

 8.  Total Price paid by Portfolio                $21,848,535    None                                        N/A
                                                  -----------                                                 ---

 9.  Total Size of Offering                     $2,992,950,000   None                                         N/A
                                                --------------                                                ---

10.  Total Price Paid by Portfolio plus Total     $29,630,205    #10 divided by #9 must not exceed
     Price Paid for same securities purchased     -----------    25% **                                       Yes
     by the same investment adviser for other                                                                 ---
     investment companies

     Underwriter(s) from whom the Portfolio      Merrill Lynch
11.  purchased (attach a prospectus or                           Must not include Investment Adviser
     offering circular for a list of all                         affiliates ***                               Yes
     syndicate members)                                                                                       ---

12.  If the affiliate was lead or co-lead             Yes
     manager, was the instruction listed                         Must be "Yes" or "N/A"                       Yes
     below given to the broker(s) named in                                                                    ---
     #11? ****

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The Investment  Adviser has no reasonable cause to believe that the underwriting
commission,   spread  or  profit  is  NOT   reasonable   and  fair  compared  to
underwritings  of similar  securities  during a  comparable  period of time.  In
determining  which  securities  are  comparable,   the  Investment  Adviser  has
considered the factors set forth in the Portfolio's 10f-3 procedures.

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

     *** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

     **** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.